Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Snyder’s-Lance, Inc. of our report dated March 1, 2016 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Snyder’s-Lance, Inc.’s Annual Report on Form 10-K for the year ended January 2, 2016.

/s/ PricewaterhouseCoopers LLP
Charlotte, North Carolina
May 13, 2016